JOINDER TO ADMINISTRATION AGREEMENT

This JOINDER (the "Joinder") to the ADMINISTRATION AGREEMENT, dated as of September 9, 2010, as amended from time to time (the "Agreement"), by and among JPMorgan Chase Bank, N.A. ("J.P. Morgan") and the AQR Funds, on behalf of each series fund and each Cayman Islands entity listed on Schedule 1 hereto; (each series, fund or Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, "Customer" or "Fund"), is entered into and shall be effective as of May 21, 2020 ( the "Effective Date").

W I T N E S S E T H :

WHEREAS, the Customer and J.P. Morgan entered into the Agreement to provide for fund administration services;

WHEREAS, AQR Diversifying Strategies Fund, a series fund under AQR Funds ("New Fund") separately and not jointly requests J.P. Morgan to provide fund administration services;

WHEREAS, J.P. Morgan agrees to provide such services pursuant to the terms and conditions set forth in the Agreement to the New Fund.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.Joinder. The New Fund hereby agrees to be subject to and bound by the terms and conditions of the Agreement. For the avoidance of doubt any reference to Customer or Fund in the Agreement will incorporate the New Fund.

3.Representations. Each party hereto represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

4.Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

5.Governing Law. This Joinder shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New

York.

6.Counterparts. This Joinder may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder as of the date set forth above.

JPMORGAN CHASE BANK, N.A.

By: /s/ Greg Cook

Name: Greg Cook

Title: Executive Director

CUSTOMER:

THE AQR FUNDS, on behalf of each Fund listed on Schedule 1 hereto

By: /s/ Nicole DonVito

Name: Nicole DonVito

Title: Chief Legal Officer & Vice President

On behalf of each Cayman Islands entity

Listed on Schedule 1 hereto

By: /s/ Nicole DonVito

Name: Nicole DonVito

Title: Director

SCHEDULE 1

Series of AQR Funds

AQR International Equity Fund

AQR Global Equity Fund

AQR Large Cap Momentum Style Fund

AQR Small Cap Momentum Style Fund

AQR International Momentum Style Fund

AQR International Small Cap Fund

AQR Emerging Markets Fund

AQR Equity Plus Fund

AQR Small Cap Core Fund

AQR Small Cap Growth Fund

AQR TM Large Cap Momentum Style Fund

AQR TM Small Cap Momentum Style Fund

AQR TM International Momentum Style Fund

AQR Large Cap Multi-Style Fund

AQR Small Cap Multi-Style Fund

AQR International Multi-Style Fund

AQR Emerging Multi-Style Fund

AQR TM Large Cap Multi-Style Fund

AQR TM Small Cap Multi-Style Fund

AQR TM International Multi-Style Fund

AQR TM Emerging Multi-Style Fund

AQR Large Cap Defensive Style Fund

AQR International Defensive Style Fund

AQR Emerging Defensive Style Fund

AQR Diversified Arbitrage Fund

AQR Equity Market Neutral Fund

AQR Global Macro Fund

AQR Long-Short Equity Fund

AQR Managed Futures Strategy Fund

AQR Managed Futures Strategy HV Fund

AQR Multi-Strategy Alternative Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Multi-Asset Fund

AQR Risk Parity II MV Fund

AQR Risk Parity II HV Fund

AQR Style Premia Alternative Fund

AQR Style Premia Alternative LV Fund

AQR Alternative Risk Premia Fund

AQR Core Plus Bond Fund

AQR High Yield Bond Fund

AQR Volatility Risk Premium Fund

AQR Diversifying Strategies Fund

Cayman Islands Entities

AQR Managed Futures Strategy Offshore Fund Ltd.

AQR Multi-Asset Offshore Fund Ltd.

AQR Multi-Strategy Alternative Offshore Fund Ltd.

AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.

AQR Risk Parity II MV Offshore Fund Ltd.

AQR Risk Parity II HV Offshore Fund Ltd.

AQR Managed Futures Strategy HV Offshore Fund Ltd.

AQR Style Premia Alternative Offshore Fund Ltd.

AQR Global Macro Offshore Fund Ltd.

AQR Style Premia Alternative LV Offshore Fund Ltd.